Exhibit 99.1

Switchback II Corporation Shareholders Approve Business Combination with Bird Rides, Inc.

(Los Angeles, CA & Dallas, TX) – November 2, 2021 – Switchback II Corporation (NYSE: SWBK; “Switchback II”) announced that its shareholders have voted to approve the business combination (approximately 98% voted in favor) and all other proposals related to the previously announced business combination (the “Business Combination”) with Bird Rides, Inc. (“Bird”) at its Extraordinary General Meeting (the “Extraordinary General Meeting”) held today, November 2, 2021. Holders of approximately 79% of Switchback II’s issued and outstanding shares cast votes at the Extraordinary General Meeting.

Jim Mutrie and Scott McNeill, Co-Chief Executive Officers and Directors of Switchback II, commented, “With the support of our shareholders, we are pleased to help bring Bird to the public markets. Through the leadership and innovation of Travis VanderZanden and his team, Bird has positioned itself as a category leader in eco-friendly, electric micromobility, which it provides to more than 350 cities globally. We look forward to continuing to support Bird as it further advances its mission.”

Subject to the satisfaction or waiver of the closing conditions set forth in the Business Combination Agreement, dated as of May 11, 2021, the Business Combination is expected to close on November 4, 2021, and the common stock and warrants of Bird Global, Inc., the combined company (“Bird Global”), are expected to commence trading on the New York Stock Exchange (the “NYSE”) on November 4, 2021 under the ticker symbols, “BRDS” and “BRDS WS,” respectively.

A halt will be implemented on the trading of the units of Switchback II (NYSE: SWBK.U; “Switchback II Units”) before trading commences on the NYSE on November 4, 2021. The Switchback II Units will separate into their component parts of Bird Global’s Class A common stock and warrants on November 4, 2021, and holders of Switchback II Units will receive one share of Class A common stock and one-fifth of one redeemable warrant of Bird Global. No fractional warrants will be issued upon separation of the Switchback II Units, and only whole warrants will trade. The resulting shares of Class A common stock and whole warrants following the separation of Switchback II Units are expected to commence trading on the NYSE on November 5, 2021.

A Current Report on Form 8-K disclosing the full voting results will be filed by Switchback II with the U.S. Securities and Exchange Commission (the “SEC”).

About Bird

Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is rapidly expanding. Today, it provides fleets of shared micro electric vehicles to riders in over 350 cities globally and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there.

About Switchback II Corporation

Switchback II was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Switchback II focused its search for a target business in the broad energy transition or sustainability arena targeting industries that require innovative solutions to decarbonize in order to meet critical emission reduction objectives.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” All statements, other than statements of present or historical fact included in this press release, regarding Switchback II’s proposed business combination with Bird, Switchback II’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Switchback II and Bird disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Switchback II and Bird caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Switchback II or Bird. In addition, Switchback II and Bird caution you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Switchback II or Bird following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to satisfy conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts Switchback II’s or Bird’s current plans and operations as a result of the announcement of the transactions; (v) Bird’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Bird to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Bird may be adversely affected by other economic, business and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Switchback II’s periodic filings with the SEC, including Switchback II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequently filed Quarterly Reports on Form 10-Q, and in the definitive proxy statement/prospectus filed by Bird Global. Switchback II’s and Bird Global’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Contact

Andrew Tom

investor@bird.co

Media Contact

Terry Preston

BirdPR@icrinc.com